UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 14, 2005
Date of Report (Date of earliest event reported)

NEUROGEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18311 (Commission File Number)	22-2845714 (I.R.S. Employer Identification No.)

35 Northeast Industrial Road
Branford, Connecticut   06405
(Address of principal executive offices) (Zip Code)

(203) 488-8201
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 14, 2005, Neurogen Corporation issued a press release announcing that it has commenced Phase II human testing of the Company’s leading drug candidate for insomnia, NG2-73, which selectively modulates receptors of the gamma-aminobutyric acid (GABA) neurotransmitter system. The primary endpoint of the study will measure the efficacy of NG2-73 in reducing time to onset of persistent sleep in a model of transient insomnia in healthy adults. NG2-73 and related compounds are a part of Neurogen’s wholly-owned insomnia program.

The Phase II clinical trial is a randomized, double-blind, placebo-controlled study, designed to determine the efficacy of four dose levels of NG2-73 compared to placebo in reducing the time it takes to fall to sleep as defined by Latency to Persistent Sleep (LPS). LPS will be measured in a single-night model of transient insomnia where temporary insomnia is induced in normal subjects by environmental stress. The transient insomnia model has been well established for the clinical development of other sleep agents. The exposure response relationship for NG2-73 will be examined using pharmacokinetic/pharmacodynamic (PK/PD) modeling and a routine safety assessment will be made. The study will be conducted at 12 sites in the United States. Healthy adult subjects will be enrolled in five treatment arms totaling 360 subjects.

 SAFE HARBOR STATEMENT

Statements which are not historical facts, including statements about the Company's confidence and strategies, the status of various product development programs, the sufficiency of cash to fund planned operations and the Company's expectations concerning its development compounds, drug discovery technologies and opportunities in the pharmaceutical marketplace are "forward looking statements" within the meaning of the Private Securities Litigations Reform Act of 1995 that involve risks and uncertainties and are not guarantees of future performance. These risks include, but are not limited to, difficulties or delays in development, testing, regulatory approval, production and marketing of any of the Company's drug candidates, the failure to attract or retain scientific management personnel, any unexpected adverse side effects or inadequate therapeutic efficacy of the Company's drug candidates which could slow or prevent product development efforts, competition within the Company's anticipated product markets, the Company's dependence on corporate partners with respect to research and development funding, regulatory filings and manufacturing and marketing expertise, the inherent uncertainty of product development in the pharmaceutical industry, difficulties or delays in development, testing, regulatory approval, production and marketing of any of the Company's drug candidates, adverse side effects or inadequate therapeutic efficacy or pharmacokinetic properties of the Company's drug candidates or other properties of drug candidates which could make them unattractive for commercialization, inability to obtain sufficient funds through future collaborative arrangements, equity or debt financings or other sources to continue the operation of the Company's business, risk that patents and confidentiality agreements will not adequately protect the Company's intellectual property or trade secrets, dependence upon third parties for the manufacture of potential products, inexperience in manufacturing and lack of internal manufacturing capabilities, dependence on third parties to market potential products, lack of sales and marketing capabilities, potential unavailability or inadequacy of medical insurance or other third-party reimbursement for the cost of purchases of the Company's products, and other risks detailed in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2004, each of which could adversely affect the Company's business and the accuracy of the forward-looking statements contained herein. Future results may also differ from previously reported results. For example, positive results or safety and tolerability in one clinical study provide no assurance that this will be true in future studies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGEN CORPORATION
(Registrant)

By: /s/ STEPHEN R. DAVIS
Name: Stephen R. Davis
Date: December 14, 2005	Title: Executive Vice President and Chief Operating Officer